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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) of Olsten Corporation (Olsten) and the related Joint Proxy Statement and Prospectus of Olsten and Quantum Health Resources, Inc. (Quantum) for the issuance and registration of shares of Olsten Class B common stock (and the shares of Olsten common stock issuable upon conversion of such shares of Class B Common Stock of Olsten) to be issued in connection with the proposed merger by and among Olsten, Quantum and QHR Acquisition Corp., and the incorporation by reference therein of our report dated February 23, 1996, with respect to the consolidated financial statements and schedule of Quantum included in its Annual Report (Form 10-K), as amended, for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Indianapolis, Indiana
May 28, 1996